Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q for the quarter ended June 30, 2014 (the “Report”) by China Carbon Graphite Group, Inc. (the “Company”), I, Donghai Yu, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 19, 2014	By:	/s/ Donghai Yu
Donghai Yu (Chief Executive Officer)

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished upon request.